Exhibit 99.1

SUBSCRIPTION AGREEMENT

Dong Fang Minerals, Inc.
#1006, Bldg. A, Yang Guang 100 International apartment
#2 Guanghua Road
Chaoyang District, Beijing, P.R.

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________(__________) shares of Common Stock of Dong Fang Minerals, Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Liu Jian Hong or Lu Lu solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Liu or Ms. Lu.

     MAKE CHECK PAYABLE TO: DONG FANG MINERALS, INC.

     Executed this _____ day of ___________________, 2008.

___________________________________	___________________________________
Signature of Purchaser
___________________________________

___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_______________ X $0.10 _______________ = US$
Number of Shares Purchased Total Subscription Price

Form of Payment: Cash: ____________ Check #: ____________ Other: ____________

DONG FANG MINERALS, INC.

By: ___________________________________

Title: __________________________________